UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K/A

(Amendment No. 1)

______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 18, 2020

CDK Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36486	46-5743146
(Commission File Number)	(I.R.S. Employer Identification No.)

1950 Hassell Road, Hoffman Estates, IL 60169

(Address of Principal Executive Offices) (Zip Code)

(847) 397-1700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	CDK	NASDAQ Global Select Market

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 27, 2019, CDK Global, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing its commitment to a plan to divest the Digital Marketing Business. On February 20, 2020, the Company announced that it has signed a definitive agreement to sell the Digital Marketing Business to Ansira Partners, Inc., a subsidiary of Advent International. The proposed transaction is expected to close in the first half of 2020, subject to customary closing conditions. The Company is now filing this Current Report on Form 8-K/A to amend the Original Form 8-K to update the disclosures made therein under Item 2.05. No other amendments to the Original Form 8-K are being made by this Current Report on Form 8-K/A.

As of December 31, 2019, the Company had incurred approximately $245 million of pre-tax costs related to the disposition. These costs include a goodwill impairment charge of $168.7 million as reported in the Company's Annual Report on Form 10-K for fiscal year ended June 30, 2019, a non-cash valuation allowance of $69.2 million on net assets held-for-sale as reported in the Company's Quarterly Report on Form 10-Q for the period ended December 31, 2019, and approximately $7 million for outside services. At this time the Company expects to incur additional costs of approximately $1 million to $5 million, primarily for outside services, to complete the disposition of the Digital Marketing Business. The Company expects to incur these costs in fiscal 2020 and 2021, with the majority of the expenditures in 2020.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K/A contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including: any other statements in this Current Report on Form 8-K/A regarding the timing or anticipated costs and charges related to the proposed transaction may be forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements.

The Company gives no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. You should carefully read the factors described in the Company’s reports filed with the Securities and Exchange Commission ("SEC"), including those discussed under "Part I, Item 1A. Risk Factors" in its most recent Annual Report on Form 10-K for a description of certain risks that could, among other things, cause the Company’s actual results to differ from any forward-looking statements contained herein. These filings can be found on the Company’s website at www.cdkglobal.com and the SEC's website at www.sec.gov.

All forward-looking statements speak only as of the date of this Current Report on Form 8-K/A even if subsequently made available by the Company on its website or otherwise. The Company disclaims any obligation to update or revise any forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDK Global, Inc. (Registrant)

Date:	February 24, 2020	/s/ Joseph A. Tautges Joseph A. Tautges

Executive Vice President, Chief Financial Officer (principal financial officer) (Title)